Exhibit 99.1

February 28, 2012 J.P. Morgan Global High Yield & Leveraged Finance Conference

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that Antero Resources LLC and its subsidiaries (collectively, the “Company”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation specifically include estimates of the Company’s reserves, expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including as to the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this presentation. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the Company’s filings with the SEC. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Forward-Looking Statements 1

The U.S. Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserve estimates (3P). Antero has provided internally generated estimates for proved, probable and possible reserves in this presentation in accordance with SEC guidelines and definitions. The estimates of proved reserves included in this presentation have been audited by Antero’s third-party engineers. Antero’s estimate of probable and possible reserves was prepared by Antero’s internal reserve engineers, has not been reviewed by third-party engineers, and is provided in this presentation because management believes it is useful information that is widely used by the investment community in the valuation, comparison and analysis of companies. Antero does not plan to include probable and possible reserve estimates in its filings with the SEC. We use certain other terms in this presentation relating to estimates of hydrocarbon volumes that the SEC’s guidelines prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved, possible or probable reserves as defined by SEC regulations and accordingly are substantially less certain and no discount or other adjustment is included in the presentation of such numbers. Actual quantities that may be ultimately recovered from Antero’s interests may differ substantially from the estimates in this presentation. Factors affecting ultimate recovery include the scope of our ongoing drilling program, which will be directly affected by commodity prices, the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates. In this presentation: “3P reserves” refer to Antero’s estimated aggregate proved, probable and possible reserves as of December 31, 2011. The SEC prohibits companies from aggregating proved, probable and possible reserves in filings with the SEC due to the different levels of certainty associated with each reserve category. “Unrisked Resource” refers to Antero’s internal estimates of hydrocarbon quantities that Antero’s management believes may be potentially discovered through exploratory drilling or recovered with additional drilling. Unrisked resource may not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be ultimately recovered from Antero’s interests will differ substantially. Factors affecting ultimate recovery include the scope of our ongoing drilling program, which will be directly affected by commodity prices, the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of unrisked resource may change significantly as development of Antero's resource plays provides additional data. “EUR,” or Estimated Ultimate Recovery, refers to Antero’s internal estimates of per well hydrocarbon quantities that may be potentially recovered from a hypothetical future well completed as a producer in the area. These quantities do not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Cautionary Note Regarding Hydrocarbon Quantities 2

Presenters Glen C. Warren, Jr. President and Chief Financial Officer, Board of Directors Co-founder Chad Green Finance Director 3

Antero Resources Snapshot

ANTERO RESOURCES

- **Private E&P company headquartered in Denver, focused on unconventional resource plays**
  - Drilled and operated over 300 horizontal shale wells in Barnett, Woodford and Marcellus Shales
- **Diversified asset base** – Marcellus Shale, Upper Devonian Shale, Piceance Mesaverde and Mancos/Niobrara Shale, Woodford Shale, Fayetteville Shale
  - **Appalachian Shale-Focused –** 78% of net 3P reserves are in Appalachia
  - 79% of capital budget is focused on the Appalachian Basin
  - Upper Devonian Shale: Drilling first of 3 horizontal wells planned for 2012 – overlies most of Antero's Marcellus position
- **High production growth** – 92% increase year-over-year to 325 MMcfe/d net today (includes 3,700 Bbls/d of liquids)
- **Large resource base** – Over 28 Tcfe of unrisked resource will continue to feed high growth in current 5 Tcfe(1) proved reserve base
- **Low cost leader** – $0.35/Mcfe 3-year all-in F&D costs through 2011
  - $1.01/Mcfe average operated net development cost over past 2-½ years
  - $0.99/Mcfe estimated net future development cost in 3P reserve base
- **Rapidly growing liquids exposure** – 7% by production volume today, estimated to grow to over 34% by 2015
- **Large long-term hedge position** – 710 Bcfe(2) hedged at $5.53/MMBtu NYMEX-equivalent(3) through 2016
- **Strong liquidity to fuel low cost growth** – Pro forma for the recent Marcellus midstream sale, Antero has over $1.1 billion(4) of undrawn borrowing base capacity
  - Solid, 14-bank lending group co-led by JP Morgan and Wells Fargo
  - Ready access to high yield bond market (2 issues with 2017 and 2019 maturities, rated B3/B)

1. 12/31/2011 SEC reserves using a 12/31/2011 SEC price deck of $3.84/MMBtu, $3.60/MMBtu, and $4.16/MMBtu for Piceance, Arkoma and Appalachia, respectively. Appalachia, Arkoma and Fayetteville reserves audited by DeGolyer & MacNaughton, Piceance audited by Ryder Scott. WTI SEC price averaged $96.04/Bbl.
2. Assumes 1000 BTU average heat content.
3. In order to compare hedges across basins, hedged basin prices are converted by Antero to NYMEX-equivalent prices using current basis differentials in the over-the-counter futures market.
4. Borrowing base increased to $1.2 billion with $850 million of bank commitments as of October 31, 2011.

4

Marcellus Midstream Sale 5 Marcellus Midstream Sale – On February 27, 2012, Antero announced the sale of Marcellus Shale gathering system assets to Crestwood for $375 million in cash Area of Dedication – covers 104,000 net acres or almost 50% of Antero’s 220,000 net acres in the Marcellus Shale play Use of Proceeds – repay bank debt initially, then for further Appalachian Basin drilling and leasehold acquisition Deal Terms: Type: Asset Sale Effective Date: January 1, 2012 Closing Date: March 2012 Purchase Price: $375 million cash with additional $40 million earn-out over two years Gatherer: Crestwood Marcellus Midstream Service: All low pressure gathering services; compression services on volumes > 400 MMcfd Fee Structure: Fixed fees Area of Dedication: Approximately 127,000 gross acres, or 104,000 net acres, located in Harrison and Doddridge Counties, WV Term: 20 years

Diversified Low-Cost Reserve Base

ANTERO RESOURCES

Total	
SEC Proved Reserves (1)	**5.0 Tcfe**
Total 3P Gas Equivalent (1,2)	**17.4 Tcfe**
Total 3P Liquids (1,2)	**724 MMBbls**
% Liquids – 3P (2)	25%
Proved Developed PV-10 (1,3)	$1.9 Billion
Proved PV-10 (1,3)	$4.1 Billion
Net Production	325 MMcfe/d
Net Acreage	362,000


Rockies
Mid-Continent
Appalachia

Piceance–Mesaverde/Mancos Shale	
Proved Reserves (1)	**1,502 Bcfe**
Total 3P (1, 2)	**2,873 Bcfe**
Total 3P Liquids (1, 2)	**94 MMBbls**
Net Production	63 MMcfe/d
Net Acreage	63,000

Arkoma–Woodford Shale	
Proved Reserves (1)	**599 Bcfe**
Total 3P (1, 2)	**910 Bcfe**
Total 3P Liquids (1, 2)	**22 MMBbls**
Net Production	72 MMcfe/d
Net Acreage	67,000

Appalachia–Marcellus Shale	
Proved Reserves (1)	**2,844 Bcfe**
Total 3P (1,2)	**13,491 Bcfe**
Total 3P Liquids (1,2)	**609 MMBbls**
Net Production	180 MMcfe/d
Net Acreage	220,000

Fayetteville Shale	
Proved Reserves (1)	**74 Bcfe**
Total 3P (1, 2)	**111 Bcfe**
Net Production	10 MMcfe/d
Net Acreage	5,300

1. *12/31/2011 SEC reserves using a 12/31/2011 SEC price deck of $3.84/MMBtu, $3.60/MMBtu, and $4.16/MMBtu for Piceance, Arkoma and Appalachia, respectively. Appalachia, Arkoma and Fayetteville reserves audited by DeGolyer & MacNaughton, Piceance audited by Ryder Scott. Probable and possible reserves prepared by internal reserve engineers using SEC reserves methodology. WTI SEC price averaged $96.04/Bbl. Assumes processing (3Q 2012) and ethane recovery (1Q 2014).*
2. *See note on page 2 for 3P definition.*
3. *Includes hedge PV-10 of $657 million.*

6

2011 Reserve Growth 55% year-over-year increase 2,429% reserve replacement $0.42/Mcfe all-in finding and development cost 2,162 Bcfe of proved reserves added includes 86 million Bbls of NGLs primarily added due to the signing of processing and ethane takeaway agreements in Appalachia 346 Bcfe of negative performance revisions due to higher Arkoma completion costs and a 10% downward performance revision in the Piceance 7 Proved Reserves Walk Forward(1) Bcfe Balance at December 31, 2010: 3,231 Extensions, discoveries, book NGLs 2,162 Purchases 66 Performance revisions (346) Price revisions (6) Sales (1) Production (89) Balance at December 31, 2011: 5,017 12/31/2011 SEC reserves using a 12/31/2011 SEC price deck of $3.84/MMBtu, $3.60/MMBtu, and $4.16/MMBtu for Piceance, Arkoma and Appalachia, respectively. Appalachia, Arkoma and Fayetteville reserves audited by DeGolyer & MacNaughton, Piceance audited by Ryder Scott. WTI SEC price averaged $96.04/Bbl. Assumes processing (3Q 2014) and ethane recovery (1Q 2014).

Antero Unrisked Net Resource Potential Area Resource Gas (Tcf)(1) Liquids (MMBbls)(1) Net Resource Potential (Tcfe)(1) Undrilled Operated Locations Appalachia Upper Devonian Shale 4 – 5 240 – 350 6 – 7 1,288 Appalachia Marcellus Shale 10 609 14 2,309 Piceance Mesaverde(2) 2 96 2.5 2,868 Piceance Mancos/Niobrara Shale(2) 3 – 4 – 3 – 4 1,276 Arkoma Woodford Shale(2) 2 41 2 754 TOTAL 21 – 23 986 – 1,096 27 – 29 8,495 Significant Marcellus and Upper Devonian Shale Liquids Exposure Including net 3P reserves of 17 Tcfe, Antero has 27 to 29 Tcfe of unrisked net resource potential Rich gas focused resource base includes approximately 1 billion Bbls of liquids Over 8,000 operated undrilled locations All 3P reserves as of 12/31/2011. 1.6 Tcfe of Mesaverde resource and 1.2 Tcfe of Mancos/Niobrara resource in the Piceance Basin, 0.9 Tcfe of resource in the Arkoma Basin and all 13.5 Tcfe of Marcellus Shale resource is included in 3P reserves assuming 12/31/2011 SEC pricing. 8

28 Tcfe Appalachian Shale-Focused Resource Base Net Unrisked Resource Potential Over 70% of Antero’s resource base is in the Appalachian Basin 23% of resource base is liquids by volume 28 Tcfe By Area 12/31/2011 By Product 12/31/2011 9 All 3P reserves as of 12/31/2011. 1.6 Tcfe of Mesaverde resource and 1.2 Tcfe of Mancos/Niobrara resource in the Piceance Basin, 0.9 Tcfe of resource in the Arkoma Basin and all 13.5 Tcfe of Marcellus Shale resource is included in 3P reserves assuming 12/31/2011 SEC pricing.

Strong Track Record of Growth Proved reserves for 2006, 2007 and 2008 were determined using previously effective SEC methodology. 2009, 2010 and 2011 reserves based on current SEC methodology and pricing. Average Net Daily Production Net Proved SEC Reserves (1) Antero Capital Allocation Operated Well Completions CAGR= ~97% CAGR= ~91% Economic Crisis 8 31 85 105 133 244 87 235 680 1,141 3,231 5,017 $270 $647 $1,043 $204 $627 $904 85 96 126 15 63 100 Economic Crisis $861 147 10 385 0 200 400 600 800 1,000 1,200 2006 2007 2008 2009 2010 2011E 2012E $MMs Acquisitions Leasehold Drilling Midstream/Other 0 50 100 150 2006 2007 2008 2009 2010 2011E 2012E 5 26 45 93 27 45 53 Gross Wells Arkoma Piceance Appalachia 0 100 200 300 400 2006 2007 2008 2009 2010 2011E 2012E MMcfe/d Arkoma Piceance Appalachia 0 1,000 2,000 3,000 4,000 5,000 6,000 2006 2007 2008 2009 2010 2011 Bcfe Arkoma Piceance Appalachia Fayetteville

Industry Leading Finding Costs Industry 3-Year All-in Finding Costs through 2010(1) 3-Year Comp Median = $1.33/Mcfe(4) 3-year Antero all-in finding costs were $0.59/Mcfe through 2010(2) Estimated 2011 Antero all-in finding costs were $0.42/Mcfe Estimated 3-year Antero all-in finding costs were $0.36/Mcfe through 2011(3) $ / Mcfe Antero 3 yr -2 011 Source: Finding and development cost data provided by JP Morgan Research on 3/29/2011 for all companies except for Antero and EXCO. Includes all drilling capital expenditures and includes land and acquisition costs for all companies. Antero and EXCO analysis prepared by management based on public filings. Antero finding costs calculated over 3 years using 12/31/2010 SEC reserves which were engineered by independent third-party engineers. Antero finding costs calculated over 3 years using 12/31/2011 SEC reserves which were audited by DeGolyer & MacNaughton (Appalachia, Arkoma and Fayetteville) and Ryder Scott (Piceance). 2011 capital expenditures subject to YE 2011 financial audit. Median calculated for comparable company set used in this graph. Includes all drilling, completion, land and acquisition expenditures - Most direct Antero comparables Antero 3 yr -2 010 11

Industry Leading Development Costs

- Per mcfe development costs excluding land is a better measure of capital efficiency than finding costs
  - Antero was a leader in development cost in 2010 and is likely a leader in 2011

2010 Industry Development Costs(1)



$ / Mcfe
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
• 2011 estimated development cost of $1.08/Mcfe(1), a 26% improvement on 2010 results
2010 Industry Median = $2.92
2010 Comp Median = $2.17(2)
$1.46
$1.08
Antero – 2011(3)
Antero – 2010
Cabot
EXCO
EQT
Penn Virginia
Southwestern
Ultra
Range
Newfield
Chesapeake
Concho
Petrohawk
Questar
Pioneer
Devon
Williams
EOG
Petroquest
- Most direct Antero comparables

1. *Source: Proved developed F&D research prepared by JP Morgan Research on 3/24/2011. Includes all drilling but excludes land and acquisition costs for all companies. Antero and EXCO analysis prepared by management based on public filings. Defined as drilling capital expenditures for the period divided by PDP and PDNP volumes added after adding back production for the period.*
2. *Median calculated for comparable company set used in this graph.*
3. *Calculated using 12/31/2011 SEC proved reserves which were audited by DeGolyer & MacNaughton (Appalachia, Arkoma and Fayetteville) and Ryder Scott (Piceance). 2011 capital expenditures subject to YE 2011 financial audit.*

12

Marcellus Shale Position Antero 2 horizontals completed Strong results Antero 64 horizontals completed Strong results 6 rigs currently running 13 Southwestern and Northeastern Cores Rich Gas Window in Southwestern Core Representation of key acreage positions from Company presentations. Upper Devonian Shale Resource Overlies Antero Marcellus Acreage

 Majority of acreage has rich gas processing potential 220,000 net acres of leasehold in heart of the play 61% HBP and additional 23% not expiring for 5+ years, 100% operated 2.8 Tcfe of proved reserves / 13.5 Tcfe of 3P reserves 180 MMcf/d current net operated production Surrounded by key Range, Chevron, XOM, EQT and Chesapeake Marcellus wells Antero has completed 66 consistently strong horizontal wells; all of which are online Demonstrated ability to drill wells with long laterals (6,000 ft +) in less than 30 days Drilling 3 Upper Devonian horizontal wells over the next 6 months – 1st well currently drilling Fully Integrated 200 MMcf/d processing plant expected to be online August 2012 that is fully dedicated to Antero 625,000 MMBtu/d of long-haul firm transportation or firm sales secured 100,000 MMBtu/d of back-haul firm transportation to Gulf Coast Committed to 20,000 Bbls/d ethane takeaway capacity on Enterprise ATEX pipeline to Mont Belvieu Antero Marcellus Shale Summary 14

Strong Marcellus Growth Antero has rapidly grown its Marcellus production over the past two years while building out midstream infrastructure Antero Gross Operated Marcellus Production 15 Bobcat Lateral online September 2010 Jarvisville Lateral online June 2011 Tichenal Lateral online September 2011

16 Antero has over 2 years of production history to support its 1.46 Bcf/1,000’ of lateral recovery assumption as demonstrated by the graph and table below DeGolyer & MacNaughton (D&M), Antero’s third party reserve auditor, supports this type curve 24-hour peak 30-day avg. rate 90-day avg. rate 180-day avg. rate 365-day avg. rate 545-day avg. rate MMcfd 13.2 7.1 5.6 4.8 3.3 2.6 # of wells 66 61 57 47 25 6 Antero Type Curve Support Average EUR: 9.2 Bcf Average Lateral: 6,320’ Bcfe/1,000’: 1.46 (1) Note: Type curve reflects pre-processed wellhead production. Wells normalized to time-zero. 0 1 2 3 4 5 6 7 8 0 1 2 3 4 5 6 7 8 0 1 2 3 4 5 6 7 8 9 10 Cumulative Bcf MMcfd Production Year Daily Rate (30-day average) Normalized Actual Production (30-day average) Cumulative Production Average EUR: 9.7 Bcfe Average Lateral: 6,304'

Marcellus Shale Well Economics – Horizontal Lean Gas Lateral Length Well Cost ($ MM) EUR (Bcf) Net F&D ($/Mcf) 6,320 $7.4 9.2 $0.92 Fixed NYMEX gas prices with appropriate basis adjustment to the Marcellus area. 87% NRI assumed. Defined as 10% before tax rate-of-return. Assumes 1050 Btu gas – no processing, lean gas Antero has an estimated 450 net horizontal drilling locations in the lean gas category Antero Average for First 66 Horizontal Wells 17 Well Cost ($MMs) EUR (Bcf) F&D ($Mcf) NYMEX Breakeven(2) $7.00 8.0 $1.01 $3.23 $7.00 9.0 $0.89 $2.97 $7.00 10.0 $0.80 $2.76 (1) (1) (1) (1) (1) Long-term $5.50/MMBtu 40-60% ROR 3 Yr Strip $3.75/MMBtu 15-25% ROR

Marcellus Shale Well Economics – Horizontal Rich Gas Lateral Length Well Cost ($ MM) EUR (Bcf) Net F&D ($/Mcf) 6,320 $7.4 9.2 $0.92 Antero Average for First 66 Horizontal Wells 18 Well Cost ($MMs) EUR (Bcf) F&D ($Mcf) NYMEX Breakeven(4) $7.00 8.0 $1.01 $1.51 $7.00 9.0 $0.89 $1.17 $7.00 10.0 $0.80 $0.91 80% ROR (3) (3) (3) (3) (3) 3 Yr Strip $3.75/MMBtu 40-60% ROR Long-term $5.50/MMBtu 60-105% ROR No processing capacity is available until plant completed (expected August 2012) and no ethane takeaway available until Enterprise ethane pipeline is online (expected 1Q 2014). Economics will vary considerably depending on Btu and other factors. Fixed NYMEX gas prices with appropriate basis adjustment to the Marcellus area. 87% NRI assumed. Defined as 10% before tax rate-of-return. Assumes 1150 Btu gas and includes processing margin at $95/Bbl oil and current NGL price correlations(1) Antero has an estimated 1,350 net horizontal drilling locations in the rich gas category (2)

Dramatic improvement in returns by processing higher BTU gas – Antero Marcellus leasehold spans the 1050 to 1350 Btu spectrum 19 Fixed NYMEX gas price of $5.50/MMBtu with appropriate basis adjustment to the Marcellus area, $95/Bbl WTI and current NGL price correlations. 87% NRI assumed. C2 Recovery C2 Rejection No Processing Representative of single well example used for Marcellus rich gas on previous page 80% ROR Marcellus Processing Economics Single well example: 9.0 Bcf well $7.0 million well cost $5.50 / MMBtu NYMEX, $95 / bbl oil and current NGL price correlations

Upper Devonian Potential

ANTERO RESOURCES

- Upper Devonian, found at slightly shallower depths than the Marcellus Shale, around 6,500 feet true vertical depth
- Expected to be rich gas wherever the Marcellus is rich gas
- Upper Devonian lies just above of the Marcellus, separated by Tully Limestone frac barrier in a large portion of Antero's acreage
- Per Range Resources, the Upper Devonian "holds comparable hydrocarbons in place relative to the Marcellus"[1]
- Range has drilled two test wells in the Upper Devonian so far and is expected to drill more in 2012[1]
  - One of Range's initial wells has an estimated EUR of 4.7 Bcf with a 2,500' lateral (1.6 Bcf / 1,000')[2]
- Antero plans to drill 3 Upper Devonian test wells 1Q and 2Q 2012 – drilling 1st well now
- Antero estimates Upper Devonian potential could add 6 to 7 Tcfe of additional net resource to Antero's 3P reserve base

Upper Devonian Fairway


Western Limit of Tully
Upper Devonian Shale Fairway
CORE LAB ANALYSIS WELL
Burkett Core
versus
Marcellus Core
Multiple Vertical Marcellus and Upper Devonian Commingled Producers in northwestern West Virginia
Antero plans to drill 3 Upper Devonian test wells 1Q and 2Q 2012
Upper Devonian Activity
Planned Antero Upper Devonian Locations
Upper Devonian Fairway

1. *Per Range Resources' YE 2011 earnings call.*
2. *Per Range Resources' 2Q 2011 earnings call. Calculated using a pre-processed EUR of 4 Bcf.*

20

Piceance Basin – A Rich Gas Play Rich processable gas from Mesaverde 63,000 net acres – 40% HBP 1.5 Tcfe of proved reserves / 2.9 Tcfe of 3P reserves 63 MMcfe/d net production including 3,200 Bbls/d of NGLs and oil Drilled and completed over 200 wells with a 99% success rate 2012 Program: 1 rig drilling 53 development wells 4 wells completing 5 wells waiting on completion 15 to 25% ROR at current strip prices Completing two pipeline infrastructure projects 21 Antero’s Piceance Basin Position “The Liquids Rich Advantage” Most of the Piceance Basin is dry gas Antero has 63,000 net acres leased Antero has > 2,000 locations 1100 – 1200 Btu, 3+ GPM $1.00 to $2.00 upgrade to gas price

Piceance Well Economics – Rich Gas Assumes 1140 Btu gas and includes processing margin at $95/Bbl and current NGL price correlations Antero has 1,300 net Mesaverde rich gas drilling locations with well economics expected to be similar to those outlined below 22 Well Cost ($MMs) EUR (Bcfe) F&D ($Mcfe) NYMEX Breakeven(2) $1.90 1.4 $1.68 $2.55 $1.90 1.6 $1.47 $1.81 $1.90 1.8 $1.30 $1.20 Fixed NYMEX gas prices with appropriate basis adjustment to the Piceance area. 81% NRI assumed. Defined as 10% before tax rate-of-return. (1) (1) (1) (1) (1) 3 Yr Strip $3.75/MMBtu 15-25% ROR Long-term $5.50/MMBtu 25-40% ROR Rich Gas – 45 Recently Drilled Mesaverde Gravel Trend Wells Avg. Well Cost ($ MM) Avg. EUR (Bcfe) Net F&D ($/Mcfe) $1.9 1.6 $1.49

Arkoma Basin

ANTERO RESOURCES

Antero Woodford Shale Acreage Position



Hughes
McIntosh
Haskell
Sedna
PetroQuest
PetroQuest
Antero
Continental
XTO
XTO
Antero
Continental
Newfield
Latimer
East Rockpile Area
Devon
Continental
Newfield
BP
Devon
XTO
Woodford Productive Area
Torpedo Junction Area
Pittsburg
Newfield
Pablo/St Mary
Coal
Antero
McCurtain
Northern Front Area
Atoka

Woodford Shale Summary

- Rich processable gas from west side of play
- Lean gas on east side
- 599 Bcfe of net proved reserves / 910 Bcfe 3P reserves
- 67,000 net acres – 85% HBP
- Drilled and operated over 130 horizontal wells with a 97% success rate to date
- 72 MMcf/d net production
- Have 3D seismic over all acreage
- Recent operating developments in the play include:
  - Antero currently completing four operated rich gas wells with strong initial rates

Fayetteville Shale Summary

- Non-operated lean gas
- 10 MMcf/d net production
- 5,290 net acres – 71% HBP

23

Low Break Even Natural Gas Prices

ANTERO RESOURCES

- Antero is low on the cost curve with a very attractive drilling portfolio – Antero projects highlighted in orange

NYMEX Break Even Price (15% ATAX ROR) – Credit Suisse Analysis(1)



$ / Mcfe NYMEX
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
6 rigs – 2012 Budget
1 rig – 2012 Budget
3 rigs – 2012 Budget
5 Yr Strip ~$4.00/MMBtu
$0.00
$1.32
$1.40
$2.23
$2.86
$2.89
$2.91
$3.15
$3.17
$3.30
$3.45
$3.66
$3.75
$3.77
$3.88
$4.03
$4.37
$4.69
$4.93
$5.49
$5.73
$6.19
Eagle Ford Shale - Liquids Rich
Marcellus Shale – SW Liquids Rich
Cana Woodford Shale
Barnett Shale - Southern Liquids Rich
Marcellus Shale – SW
Huron Shale
Antero Piceance Valley – Liquids Rich(2)
Barnett Shale - Core
Marcellus Shale - NE
Horn River Basin
Pinedale
Eagle Ford Shale - Dry Gas
Barnett Shale
Haynesville Shale - Core LA/TX
Woodford Shale - Arkoma
Fayetteville Shale
Piceance Valley
Granite Wash - Horiz.
Haynesville/Bossier Shale - NE TX
Cotton Valley Vertical
Cotton Valley Horizontal
Powder River CBM
- Antero Projects

1. Source: Credit Suisse report dated 2/06/2012 – Break even price is for 15% after tax rate-of-return. Antero Piceance Valley – Liquids Rich incorporates Antero-specific assumptions as footnoted herein.
2. Antero Piceance Valley – Liquids Rich assuming 1.6 Bcfe EUR, $1.9 million drilling and completion costs, 1140 Btu gas, $95 per Bbl crude oil and current NGL price correlations.

24

Antero has realized over $330 million of gains on commodity hedges over the past four years Gains realized in 15 of last 16 quarters $MMs $/Mcfe Historical Antero Hedging Results 25 YE2011 results are subject to a year-end financial audit (unaudited).

Strong Hedge Position Antero will realize over $1 billion(1) of hedge gains over the next five years from its 710 Bcfe hedge book assuming current STRIP prices Protects future cash flow thereby supporting drilling plans and production growth Antero Hedge Position – 2012 through 2016(2) Natural Gas Swaps Hedged Volume (MMBtu/d) NYMEX-Equivalent Price ($/MMBtu)(2) % of forecasted net tailgate gas production 2012 295,537 $5.69 84% 2013 417,020 $5.29 80% 2014 440,000 $5.53 2015 430,000 $5.64 2016 362,500 $5.56 1. Based on 2/24/2012 STRIP gas prices and undiscounted. Virtually all hedges are fixed price swaps, hedged to the basin. Basin prices are converted by Antero to NYMEX-equivalent prices using current basis differentials in the over-the-counter futures market. 26

2011E Capex Budget by Type 2011E Capex Budget by Basin Total: $904MM Total: $904MM 2012E Capex Budget by Type(1) 2012E Capex Budget by Basin(1) Total: $861MM Total: $861MM 2011E and 2012E Capital Budget 27 1. Does not include budget for acquisitions except for $100 million of land primarily designated for Marcellus leasehold acquisitions.

Current Financial Summary

ANTERO RESOURCES

Financial Summary

$ millions	AUDITED 12 mos. 2008	AUDITED 12 mos. 2009	AUDITED 12 mos. 2010	UNAUDITED 12 mos. 2011(4)	UNAUDITED Adjusted for midstream sale(5) 12 mos. 2011(4)
Summary Operating Results					
Production (Bcfe)	32	38	49	89	89
EBITDAX	$207	$153	$198	$341	$341
Cash interest expense (1)	$38	$36	$56	$68	$68
Proved reserves (Bcfe) (2)	680	1,141	3,231	5,017	5,017
Proved developed reserves (Bcfe) (2)	239	245	457	845	845
Proved PV 10 (3)	$649	$625	$1,858	$4,103	$4,103
Summary Balance Sheet					
Cash and cash equivalents	$39	$11	$9	$8	$14
Bank credit facility	397	142	128	365	0
2nd lien credit facility	225	375	0	0	0
Subordinated debt	0	0	25	25	25
Senior notes	0	0	525	925	925
Total net debt	$583	$506	$669	$1,307	$937
Shareholders' equity	1,148	1,393	1,508	1,608	1,608
Non-controlling interest	29	30	0	0	0
Total book capitalization	$1,760	$1,929	$2,177	$2,915	$2,545
Credit Statistics					
Total net debt / book capitalization	33.1%	26.2%	30.7%	44.8%	36.8%
Total net debt / EBITDAX	2.8x	3.3x	3.4x	3.8x	2.7x
EBITDAX / interest expense (1)	5.5x	4.2x	3.5x	5.0x	5.0x
Total net debt / proved reserves ($/Mcfe) (2)	$0.86	$0.44	$0.21	$0.26	$0.19
Total net debt / proved developed reserves ($/Mcfe) (2)	$2.44	$2.07	$1.46	$1.55	$1.11
Total net debt / production ($/Mcfed)	$6,671	$4,860	$4,983	$5,352	$3,834
Proved PV 10 / net debt (3)	1.1x	1.2x	2.8x	3.1x	4.4x

1. Represents cash interest paid for credit facility and $950 million of existing bonds and notes.
2. 12/31/2011 audited SEC reserves
3. 12/31/2011 PV 10 includes hedge PV 10 of $657 million and proved reserves pre-tax PV 10 value of $3.4 billion. Reserves PV-10 not adjusted for new Appalachian gathering contract fees.
4. YE2011 results are subject to a year-end financial audit (unaudited).
5. Pro forma for $375 million sale of Marcellus midstream assets

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Key Credit Strengths

ANTERO RESOURCES

Diversified, stable asset base	▪ Significant reserve potential diversified across three of the key U.S. shale plays ▪ Ability to allocate capital to most profitable projects based on commodity prices, basis differentials and local cost dynamics ▪ Growing liquids exposure
Top tier cost structure	▪ Estimated 2011 all-in F&D of $0.42/Mcfe; 3-year all-in F&D of $0.35/Mcfe ▪ $1.01/Mcfe estimated development cost over last 148 operated development wells ▪ Significant infrastructure investments in Piceance and Marcellus gathering, compression and water handling facilities
Large, low risk drilling inventory	▪ Large inventory of proved undeveloped and probable locations close to existing infrastructure ▪ No significant near term lease expirations; 63% of acreage HBP ▪ 98% drilling success rate in over 600 operated wells since inception ▪ 91% compound annual growth in average net daily production 2006 to 2012 ▪ Successfully proved up over 5.0 Tcfe of reserves over the past 5+ years
Strong financial profile	▪ Strong liquidity – Over $1.1 billion at December 31, 2011, pro forma for Marcellus midstream sale ▪ Pro forma for the Marcellus midstream sale, net debt/proved developed of $1.11/Mcfe ▪ Large hedge position with 710 Bcf[1] currently hedged from January 1, 2012 through 2016 at approximately $5.53/Mcfe NYMEX-equivalent basin prices ▪ Over 80% of estimated 2012 and 2013 net tailgate gas production hedged at $5.69/MMBtu and $5.29/MMBtu NYMEX-equivalent, respectively
Experienced management team	▪ Management with proven track record in shale gas and tight sand projects ▪ Core management and technical team have worked together for many years – trained by the majors ▪ Drilled and operated over 300 horizontal shale wells

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1. *Assumes 1000 Btu average heat content.*

Appendix 30

Marcellus Shale Well Economics – Horizontal Super-Rich Gas Lateral Length Well Cost ($ MM) EUR (Bcf) Net F&D ($/Mcf) 6,320 $7.4 9.2 $0.92 Assumes 1250 Btu gas and includes processing margin at $95/Bbl oil and current NGL price correlations (1) Antero Average for First 66 Horizontal Wells 31 Well Cost ($MMs) EUR (Bcf) F&D ($Mcf) NYMEX Breakeven(3) $7.00 8.0 $1.01 $0 $7.00 9.0 $0.89 $0 $7.00 10.0 $0.80 $0 (2) (2) (2) (2) (2) 3 Yr Strip $3.75/MMBtu 65-115% ROR Long-term $5.50/MMBtu 100-165% ROR No processing capacity is available until plant completed (expected August 2012) and no ethane takeaway available until Enterprise ethane pipeline is online (expected 1Q 2014). Fixed NYMEX gas prices with appropriate basis adjustment to the Marcellus area. 87% NRI assumed. Defined as 10% before tax rate-of-return.

Firm Transportation Coverage 32 Assumes August 1, 2012 in-service date. Assumes September 1, 2012 in-service date. Antero has firm transportation in place to cover its gross production growth until late 2013 – pursuing additional firm transportation alternatives now Firm Sales #1 10/1/2011 – 10*31/2019 Firm Sales #2 10/1/2011 – 5/31/2017 M3(1) 8/1/2012 – 12/31/2022 EQT(2) 9/1/2012 – 8/31/2021

Marcellus Midstream Sale – Enhances Liquidity 33 Pro forma for the Marcellus midstream sale, Antero’s liquidity at 12/31/2011 will be almost $1.2 billion. Liquidity Detail As adjusted for midstream sale $ Millions 12/31/2011(1) 12/31/2011(1) Liquidity Current revolver commitment $850 $850 Less: outstandings (365) 0 Less: letters of credit (21) (21) Plus: cash and cash equivalents 8 14 Liquidity $472 $843 Add: Additional borrowing base capacity 350 350 TOTAL Liquidity $822 $1,193 Marcellus midstream sale $ millions 12/31/2011 Sources Midstream sale $375 Uses Repay existing credit facility $365 Fees and other $4 General corporate purposes $6 Total $375 Sources/Uses YE2011 results are subject to a year-end financial audit (unaudited).

EBITDAX Reconciliation EBITDAX Year Ended $ thousands 12/31/2010 12/31/2011(1) EBITDAX: Net income (loss) 228,628 392,678 Unrealized loss (gain) on commodity derivative contracts (170,571) (559,596) Gain on sale of Oklahoma midstream assets (147,559) Interest expense and other 59,140 74,498 Provision (benefit) for income taxes 30,009 230,452 Depreciation, depletion, amortization and accretion 134,272 170,956 Impairment of unproved properties 35,859 11,051 Exploration expense 24,794 9,876 Stock compensation expense Franchise taxes included in general and administrative expenses 562 2,206 Expenses related to acquisition of business 2,544 Noncontrolling interest in Centrahoma Loss on compressor station sale 8,700 EBITDAX 197,678 340,821 YE 2011 results are subject to a year-end financial audit (unaudited). 34